NovaStar Postpones Fourth Quarter Earnings Release and Conference Call

KANSAS CITY, Mo. – February 9, 2006- NovaStar Financial, Inc. (NYSE:NFI), a residential lender and mortgage Real Estate Investment Trust, today announced the postponement of its previously announced fourth quarter earnings release and conference call.  During the course of reviewing its year-end financial results and in discussion with the Company’s independent auditors the Company has decided to obtain legal opinions to further support certain tax positions of the Company. The Company has consulted with its outside tax counsel and believes it will receive these legal opinions sometime in the next 2 to 4 weeks. At that time the Company will issue its fourth quarter earnings release and conduct a conference call. The Company does not anticipate a delay in the filing of its Annual Report on Form 10-K.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our 2004 Quarterly Report on Form 10-Q, for the period ending September 30, 2005. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

CONTACT:

NovaStar Financial, Inc.

Jeffrey A. Gentle, 816-237-7424 (Investor Relations)